Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Ouster, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	25,235,093(2)	$1.52(3)	$38,357,341.36	$110.20 per $1,000,000	$4,226.98

Total Offering Amounts							$4,226.98

Total Fee Offsets							—

Net Fee Due							$4,226.98

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Ouster, Inc. (the “Company”) that may become issuable under the Velodyne 2020 Equity Incentive Plan (the “Velodyne Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. To the extent that (i) any outstanding awards under the Velodyne Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, or are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, or (ii) shares subject to awards are delivered to the Company to satisfy an exercise price or to tax withholding obligation, such shares of common stock will be available for issuance under the Velodyne Plan.

(2)

Represents (A) an aggregate of 15,530,798 shares of Common Stock reserved for issuance under the Velodyne Plan and (B) an aggregate of 9,704,295 additional shares of Common Stock underlying outstanding restricted stock units under the Velodyne Plan and assumed by the Company.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on February 10, 2023.